UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2010

FRESENIUS KABI PHARMACEUTICAL HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34172	98-0589183
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Else-Kroener-Strasse 1 61352 Bad Homburg v.d.H. Germany
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +49 (6172) 608 0

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 11, 2010, Fresenius Kabi Pharmaceutical Holdings, Inc. (the “Company”) entered into a Third Amendment to the Credit Agreement (the “Third Amendment”) together with its parent company, Fresenius SE (“Fresenius”), the subsidiaries of Fresenius listed as guarantors on the signature pages to the Credit Agreement, the lenders listed on the signature pages to the Credit Agreement and Deutsche Bank AG, London Branch, as administrative agent. The Third Amendment amends the Company’s credit agreement, entered into by the parties thereto, dated as of August 20, 2008 (as amended, the “Credit Agreement”). The Third Amendment replaces the Company’s Term Loan B2 of $409.2 million and Term Loan B1 (comprised of loans payable of €164.5 million and $586.4 million) with a lower interest bearing Term Loan C, consisting of the Company’s Term Loan C2 of $409.2 million and Term Loan C1 (comprised of loans payable of €164.5 million and $586.4 million). Other amendments to the Credit Agreement contained in the Third Amendment relate to the financial covenants, which are measured at the consolidated Fresenius level. The above description of the Third Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement, as amended by the Third Amendment. The above description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Third Amendment to Credit Agreement, dated March 11, 2010, by and among Fresenius, the subsidiaries of Fresenius listed as guarantors on the signature pages thereto, as guarantors, the lenders listed as lenders on the signature pages thereto, as lenders, and Deutsche Bank AG, London Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICAL HOLDINGS, INC.

Date: May 7, 2010	By:	/S/ RICHARD J. TAJAK
Richard J. Tajak
Chief Financial Officer

Index to Exhibits

Exhibit	Description

10.1	Third Amendment to Credit Agreement, dated March 11, 2010, by and among Fresenius, the subsidiaries of Fresenius listed as guarantors on the signature pages thereto, as guarantors, the lenders listed as lenders on the signature pages thereto, as lenders, and Deutsche Bank AG, London Branch, as administrative agent.